UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 26, 2008

GATEWAY CERTIFICATIONS, INC. (Exact Name of Registrant as Specified in Its Charter)

Nevada (State or Other Jurisdiction of Incorporation)

333-144228 (Commission File Number)	20-5548974 (IRS Employer Identification No.)

35 Meadow Street, Suite 308 Brooklyn, New York (Address of Principal Executive Offices)	11206 (Zip Code)

(718) 366-3922 (Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[   ] Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

 TABLE OF CONTENTS

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
SIGNATURES

Section 5 – Corporate Governance and Management

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 26, 2008, Mr. Sarfoh resigned as the secretary of Gateway Certifications, Inc. (the “Company”).

On this same date, Mr. Sarfoh also resigned as a director of the Company and, in connection with Mr. Sarfoh’s resignation as a director, the Company decreased the size of the Board of Directors from two to one.

On December 26, 208, in connection with Mr. Sarfoh’s resignation as the Company’s secretary and in anticipation of filling the vacancy created by Mr. Sarfoh’s resignation, Lawrence Williams, Jr., the Company’s CEO, Principal Accounting Officer, Chief Financial Officer and a director, was elected and named as the Company’s secretary. The terms of the current employment agreement between the Company and Mr. Williams were not modified as a result of Mr. William’s new role as secretary. Should the terms of such employment agreement be modified as a result of this new appointment, the Company undertakes to file an amendment containing such information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(Registrant)
Date: December 30, 2008	GATEWAY CERTIFICATIONS, INC. By: /s/ Lawrence Williams, Jr.___________ (Signature) Name: Lawrence Williams, Jr. Title: Chief Executive Officer